EXHIBIT 23.1







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-10527 of The Colonel's International, Inc. on Form S-8 of our report dated March 14, 1997, appearing in this Annual Report on Form 10-K of The Colonel's International, Inc. for the year ended December 31, 1996.



/s/ BDO Seidman, LLP

Detroit, Michigan
March 28, 1997